IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

ARTICLES OF INCORPORATION

OF

KENDREX SYSTEMS, INC.

FRANKIE SUE DEL PAPA SECRETARY OF STATE

/S/ Frankie Sue Del Papa

No. 121187

We, the undersigned natural persons acting as incorporators of the corporation under the Nevada Business Corporations Act adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name. The name of the corporation (hereinafter called "Corporation") is KENDREX SYSTEMS, INC.

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purpose and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.

ARTICLE IV

Capitalization. The Corporation shall have the authority to issue

100,000,000 shares of stock having a par value of one mil per share. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

ARTICLE V

Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

ARTICLE VI

Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 2050 Ellis Way, Elko, Nevada 89801 and the initial registered agent of the Corporation at such address is Gateway Enterprises, Inc.

ARTICLE VII

Directors. The minimum number of Directors of this Corporation shall be at least equal to the number of shareholders of the Corporation. At such time as there are at least three shareholders of the Corporation the minimum number of Directors of the Corporation shall be three and the maximum number of Directors of the Corporation shall be nine. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is one (1) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

W. Sterling Mason, Jr.

1549 South 1300 East

Lake City, Utah 84105

ARTICLE VIII

Incorporators. The name and post office address of each incorporator is:

W. Sterling Mason, Jr.

1549 South 1300 East

Salt Lake City, Utah 84105

ARTICLE IX

Preemptive Rights. There shall be no preemptive right to require unissued and/or treasury shares of the stock of the corporation.

ARTICLE X

Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder titled to vote in such election of Directors, every stockholder titled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

ARTICLE XI

Declaration Of Partial Liquidating Dividends. The Board of Directors shall have the authority to declare, in its discretion, any dividends permitted by law including dividends in cash and property and shall, in addition, have authority to declare partial liquidating dividends by the Corporation without the consent or vote of the shareholders.

/s/ W. Sterling Mason, Jr.

STATE OF UTAH         )

                     :  ss

COUNTY OF SALT LAKE  )

On the 19th day of February, 1987, personally appeared before me W. Sterling Mason, Jr., and duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator, and that he has read the foregoing instrument and knows the contents thereof and that the same is true of his own knowledge except as to chose matters upon which he operates on information and belief and as to those matters believe them to be true.

/s/ Signature of Notary - unknown name
Residing in Salt Lake City, UT

My Commission Expires

7-26-87

STATE OF NEVADA

DEPARTMENT OF

STATE

I hereby certify that this is a true and certified copy of the documents as filed in this office.

DATED:  Feb 23, 1987

/s/ Frankie Sue Del Papa
FRANKIE SUE DEL PAPA
Secretary of State

BY Marcy McCain

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-3.(I)(B)

<SEQUENCE>3

<DESCRIPTION>AMENDMENT TO THE ARTICLES OF INCORPORATION OF KENDREX

                    SYSTEMS, INC.

<TEXT>

AMENDMENT TO THE

ARTICLES OF INCORPORATION OF KENDREX SYSTEMS, INC.

Kendrex Systems, Inc., a corporation organized under the laws of the State of Nevada, February 23, 1987, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385 and 78.390.

I

The Articles of Incorporation shall be amended to read as follows:

Article I

NAME. The name of the corporation (hereinafter called the "Corporation")HLHK World Group.Inc.

II

The date of the adoption of the foregoing amendments by the shareholders was November 18, 1996. The number of shares outstanding in the Corporation and entitled to vote on the amendment was 3,850,000. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

III

The number of shares that voted in favor of the above amendments was 2,600,000. The number of shares that voted against the above amendments was -0-.

IV

The shareholders also voted and approved a one for five reverse split of the outstanding shares of the Corporation. The authorized shares will remain at 100,000,000, $.001 par value common voting shares. Following the reverse split there were 770,000 shares outstanding. The shareholders also approved the issuance of 6,250,000 shares in connection with an acquisition. There are currently 7,020,000 shares issued and outstanding in the corporation.

DATED this 18 day of November, 1996.

Kendrex Systems, Inc.

By: /s/ Harry Kay
Harry Kay
President

By: /s/ Velma Tronolone
Velma Tronolone
Secretary

STATE OF NEVADA          )

                 :ss

COUNTY OF CLARK          )

On the 18th of November, 1996, personally appeared before me Harry Kay, and Velma Tronolone and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

/s/ Diane Bray
NOTARY PUBLIC

Residing in: Las Vegas,

NV

My Commission Expires:

Jan 16, 1999

==========================================

NOTARY PUBLIC

STATE OF NEVADA

County of Clark

DIANE BRAY

My Appointment Expires Jan 16, 1999

==========================================

CONSENT OF HLHK WORLD GROUP, INC., TO USE ITS NAME

According to the Plan and Agreement of Reorganization between Kendrex Systems, Inc., a Nevada corporation, and HLHK World Group, Inc. a Nevada corporation, dated November 18, 1996, whereby HLHK shall be acquired by Kendrex System and both parties agree that Kendrex shall change its name to HLHK World Group, Inc. and pursuant to Nevada Revised Statutes section 78.O39, HLHK World Group, Inc. hereby gives consent and acknowledges the use of its name by Kendrex Systems, Inc., effective November 18, 1996.

By: /s/ Harry Kay
Harry Kay
President

STATE OF NEVADA          )

                   :ss

COUNTY OF CLARK          )

On the 18th day of November, 1996. personally appeared before me Harry Kay and duly acknowledged to me he is the person who signed the foregoing instrument as President and that he has read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

/s/ Diane Bray
NOTARY PUBLIC

Residing in: Las Vegas,

NV

My Commission Expires:

Jan 16, 1999

==========================================

NOTARY PUBLIC

STATE OF NEVADA

County of Clark

DIANE BRAY

My Appointment Expires Jan 16, 1999

==========================================

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-3.(I)(C)

<SEQUENCE>4

<DESCRIPTION>CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                     OF HLHK WORLD GROUP, INC.

<TEXT>

FILED

IN THE OFFICE OF THE

STATE OF NEVADA

SEP 04 1998

NO. C 1211 - 87

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HLHK WORLD GROUP, INC.

HLHK World Group, Inc. a corporation organized under the laws of the state of Nevada, February 23, 1987 hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390.

I.

The Articles of Incorporation shall be amended to read as follows:

ARTICLE I

NAME: The name of the corporation hereinafter called the "Corporation" shall be Trimfast Group, Inc.

ARTICLE II

CLASSES OF STOCK: The Company is hereby authorized to issue 20 million shares of Class A Preferred Stock, $.01 par value and 20 million shares of Class B Preferred Stock. $.01 par value with such rights and preferences as determined by the Board of Directors. There shall be no change in the number of authorized shares of common stock.

II.

The date of the adoption of the foregoing amendments by the shareholders was August 21, 1998. The number of shares outstanding in the Corporation and entitled to vote on the amendment was 21, 843,747. All stock in the corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

III.

The number of shares that voted in favor to the above amendment was 18,707,807. The number of shares that voted against the above amendment was -0-.

HLHK WORLD GROUP, INC.

/s/ Michael Muzio
By: Michael Muzio, President

/s/ Velma Tronolone
By: Velma Tronolone, secretary

State of Florida

County of Palm Beach

Before me this 3rd day of September 1998 personally appeared Michael Muzio, the president of HLHK World Group, Inc. who being duly sworn did acknowledge that he executed the forgoing instrument.

/s/ Jeffrey G. Klein
NOTARY PUBLIC

Jeffrey G. Klein
My Commission CC817371
Expires January 29, 2001

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-3.(I)(D)

<SEQUENCE>5

<DESCRIPTION>ARTICLES OF INCORPORATION OF HLHK WORLD GROUP, INC.

<TEXT>

FILED

IN THE OFFICE OF THE

STATE OF NEVADA

ARTICLES OF INCORPORATION

OF

HLHK WORLD GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

1, the undersigned, have this day voluntarily formed a corporation under the laws of the State of Nevada, and I hereby state and certify:

FIRST: The name of said Corporation is:

HLHK WORLD GROUP, INC.

SECOND: The location of the registered office of the Corporation within the State of Nevada is Suite 119, 1209 South Casino Center Boulevard, Las Vegas, Nevada, 89104, and the Registered Agent in charge thereof is NATIONAL BUSINESS CONSULTANTS, a Nevada corporation.

THIRD: The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it are any and all legal business,

FOURTH: The amount of total authorized capital shall be divided Into 2,500,000 shares of common stock with a par value of one cent per share. The Board of Directors shall have the authority to fix arid determine all classes of stock and the designations, preferences and relative rights and qualifications, limits and restrictions thereof, as authorized by law, All shares of stock shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property or services, the stock of other corporations or other values, rights or things. The judgment of the Board of Directors as to the value thereof shall be conclusive.

FIFTH: The members of the governing board shall be styled "Director" and the first Board of Directors shall consist of one Director, except as hereinafter provided. The name and address of the first Board of Directors and the Incorporator signing these Articles shall be, and is, as follows:

Caroline Thomas

1209 South Casino Center Boulevard

Suite 119

Las Vegas, Nevada 89104

The number of Directors of this Corporation may, from time to time, be increased or decreased, provided the number shall not be reduced to less than three, except in cases where the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of Directors may be one or two, but not less than the number of stockholders, nor more than fifteen, regardless of the number of stockholders.

SIXTH: The capital stock after the amount of the subscription price is paid in shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts and liabilities of the Corporation.

SEVENTH: The personal liability of a Director or Officer for the Corporation or its stockholders for monetary damages for breach of fiduciary duty is hereby eliminated-, subject, however, to a Director being liable:

1. For acts or omissions or which involve intentional misconduct, fraud or a knowing violation of law; or

2. For the payment of distributions in violation of N.R.S, 78.300.

The Corporation shall indemnify any of its Officers and Directors, past, present and future, who were or are a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against any and all expenses, including but not limited to attorney fees, judgments, fines and amounts paid in settlement which may be incurred, rendered or levied in any action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as Officers or Directors of the Corporation. Any and all expenses incurred by the Officers and Directors of the Corporation in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Corporation.

To the extent permitted by law, the indemnification and advancement of expenses authorized by this Article do not exclude any other rights to which a person !Seeking indemnification or advancement of expenses may be entitled under the articles of Incorporation or any by-law, agreement, vote of stockholders or disinterested Directors or otherwise for either an action in their official capacity or an action in another capacity while holding their office.

The Corporation may purchase and maintain Insurance or make any other financial arrangements permitted by law on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a Director, Office, employee or agent or arising out of their status as such, whether or not the Corporation has the authority to indemnify them against such liability and expenses. The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article and the choice of the person to provide the insurance or other financial arrangement is conclusive and the insurance or other financial arrangement is not void or voidable and does not subject any Director approving it to personal liability for their action, even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

The provisions regarding Director's liability shall be effective as of the date the Incorporator executes these Articles of Incorporation.

EIGHTH: The Corporation shall have perpetual existence,

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation on July 8, 1996.

/s/ CAROLINE THOMAS
CAROLINE THOMAS

STATE OF NEVADA )

               ) ss.

COUNTY OF CLARK )

On July 8, 1996, before me, a Notary Public in and for Clark County, Nevada, personally appeared Caroline Thomas, known to me to be the person described in and who executed the above and foregoing instrument and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purpose's therein mentioned.

/s/ MARY COYNE
NOTARY PUBLIC

Mary Coyne
Notary Public
State of Nevada
Clark County

My Appointment Expires 1-25-97